UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2007
PARADISE MUSIC & ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12635 (Commission File Number)	13-3906452 (IRS Employer Identification No.)

2637 East Atlantic Boulevard, #133, Pompano Beach, Florida (Address of Principal Executive Offices)	33062 (Zip Code)

Registrant’s telephone number, including area code	888-565-3259
122 East 42nd Street, New York, New York 10168
Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Sale of Inactive Subsidiaries. On November 19, 2007, the Board of Directors (the “Board”) of Paradise Music & Entertainment, Inc. (“we” or the “Company”) entered into a stock purchase agreement with FSR, Inc., a Colorado corporation (“FSR”), pursuant to which we agreed to sell to FSR 100% of each of our subsidiaries identified below (the “Inactive Subsidiaries”). None of the Inactive Subsidiaries have conducted operations since 2002 or, in the case of certain of the Inactive Subsidiaries, earlier than 2002. The Inactive Subsidiaries are:
Iball Media, Inc. a Delaware corporation, formerly IB Acquisition Corp.;
All Access Entertainment Management Group, Inc., a New York corporation;
Shelter Films, Inc., a Delaware corporation;
Straw Dogs, Inc., a Delaware corporation, formerly Straw Dogs Acquisition Corp.;
PUSH Records, Inc., a Delaware corporation;
PDSE Records, Inc., a Delaware corporation, d/b/a Label M and d/b/a Mesa/Blue; and
PDSE Digital, Inc., a Delaware corporation, formerly Paradise Digital Productions, Inc.
     Although the Inactive Subsidiaries have not conducted operations since 2002 or earlier, the liabilities of the Inactive Subsidiaries have been reflected on our balance sheet since our acquisition of the Inactive Subsidiaries, as our financial statements have been consolidated with those of the Inactive Subsidiaries. Each of the Inactive Subsidiaries has liabilities that exceed its assets and, accordingly, has a negative net worth. The total price for the sale of all of the Inactive Subsidiaries is $1.00. Kelly T. Hickel, formerly the Chief Executive Officer and a director of the Company and currently a consultant to the Company, is an officer and a director of FSR.
Item 3.02. Unregistered Sales of Equity Securities.
     On November 19, 2007, our Board approved the issuance of an aggregate of 362,300 shares of a newly-designated Series C Preferred Stock to various persons and entities. The shares were authorized to be issued to an aggregate of 11 persons in lieu of cash for services provided by officers, directors, consultants, and advisors to the Company or as consideration to an aggregate of three others for providing debt financing to the Company. In each case, the shares have been authorized to be issued in reliance on Section 4(2) of the Securities Act and were offered and issued without any general solicitation or advertisement to persons who have been provided with access to material information about the Company and its business. All of the shares of Series C Preferred Stock, and all shares of our common stock into which such shares may be converted, are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Any certificates to be issued representing such shares will have a restrictive legend placed on them, and stop transfer instructions will be given to the Company’s transfer agent.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 19, 2007, our Board approved an amendment to our Certificate of Incorporation to authorize a new series of preferred stock to be designated Series C Preferred Stock. The number of shares of Series C Preferred Stock reserved for issuance is 4,720,000. On the same date, our Board approved the cancellation of our Series B Preferred Stock, of which 280,000 shares had been authorized but none had been issued.
     Each share of Series C Preferred Stock is convertible into 100 shares of our common stock when such shares of common stock have been authorized to be issued in accordance with our Certificate of Incorporation (subject to adjustment for stock dividends on our common stock, stock splits, reverse stock splits, and similar actions). We may cause some or all of the shares of Series C Preferred Stock to be converted into shares of common stock by a vote of our Board at any time. In addition, any holder of the Series C Preferred Stock may elect to convert any of such holder’s shares of Series C Preferred Stock into shares of our common stock if such shares of common stock have been authorized to be issued in accordance with our Certificate of Incorporation and if such shares of common stock are the subject of an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and are registered or qualified under applicable state securities laws. Each share of Series C Preferred Stock is entitled to vote on an as-converted basis (i.e., initially 100 votes per share of Series C Preferred Stock) and is entitled to receive dividends on an as-converted basis with the shares of common stock if, as, and when such dividends on our common stock are declared by the Board. Each share of Series C Preferred Stock has a liquidation preference equal to $0.40 per share, which liquidation preference is junior to the liquidation preference on our Series A Preferred Stock. The liquidation preference on our Series A Preferred Stock is equal to all unpaid dividends ($0.05 per share per year) on such Series A Preferred Stock. There are 280,000 shares of Series A Preferred Stock outstanding, and no dividends have been paid on such shares since they were issued in February, 2005 in connection with our acquisition of Environmental Testing Laboratories, Inc.

Item 8.01. Other Events.
     On November 19, 2007, our Board authorized the execution by its wholly owned subsidiary Environmental Testing Laboratories, Inc. (“ETL”) of a Memorandum of Understanding (the “MOU”) for a potential merger of ETL with and into Terra Trema, Inc., a public company. The MOU was executed by ETL on November 19, 2007. If consummated, the merger would result in Terra Trema issuing additional shares of its common stock to the Company such that the Company would own 80% of the shares of Terra Trema. The MOU is not binding on any party thereto, and a merger of ETL into Terra Trema would be subject to the terms and conditions of a definitive agreement between the parties, which the Company would be required to approve as the sole shareholder of ETL. As of the date of this Report, the Company is negotiating a definitive agreement for such a merger, but such an agreement has not been completed.
     Kelly T. Hickel, formerly our Chief Executive Officer and a director, and currently a consultant to the Company, is a director and officer of ETL.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Number	Description

3(i)	Amendment to Certificate of Incorporation Authorizing Series C Preferred Stock

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

PARADISE MUSIC & ENTERTAINMENT, INC.
Date: November 26, 2007	By:	/s/ Richard P. Rifenburgh
		Name:	Richard P. Rifenburgh
Chairman and President

EXHIBIT INDEX

Number	Description

3(i)	Amendment to Certificate of Incorporation Authorizing Series C Preferred Stock